SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                           ---------------------------

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) _____

                           ---------------------------

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

                 New York                                 13-3818954
      (Jurisdiction of incorporation                   (I.R.S. Employer
      if not a U.S. national bank)                     Identification No.)

           114 West 47th Street                           10036-1532
            New York, New York                            (Zip Code)
          (Address of principal
           executive offices)

                           ---------------------------

                     Roller Bearing Company of America, Inc.
               (Exact name of obligor as specified in its charter)

                 Delaware                                 13-3426227
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                           ---------------------------

                    Industrial Tectonics Bearing Corporation
               (Exact name of obligor as specified in its charter)

                 Delaware                                 95-4284623
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                           ---------------------------

                       RBC Linear Precision Products, Inc.
               (Exact name of obligor as specified in its charter)

                 Delaware                                 06-1465144
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                           ---------------------------

                             RBC Nice Bearings, Inc.
               (Exact name of obligor as specified in its charter)

                 Delaware                                 06-1472609
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                           ---------------------------

                              Bremen Bearings, Inc.
               (Exact name of obligor as specified in its charter)

                 Delaware                                 06-1491241
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                   Identification No.)

             60 Round Hill Road                             06430
            Fairfield, Connecticut                        (Zip code)
   (Address of Principal executive offices)

                           ---------------------------

                    9 5/8% Senior Subordinated Notes due 2007
                       (Title of the indenture securities)

================================================================================

                                     GENERAL

1.    General Information

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.

                  Federal Reserve Bank of New York (2nd District), New York, New
                     York (Board of Governors of the Federal Reserve System)
                  Federal Deposit Insurance Corporation, Washington, D.C.
                  New York State Banking Department, Albany, New York

      (b)   Whether it is authorized to exercise corporate trust, powers.

            The trustee is authorized to exercise corporate trust powers.

2.    Affiliations with the Obligor

      If the obligor is an affiliate of the trustee, describe each such affiliation.

            None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

      The obligor currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.

16.   List of Exhibits

      T-1.1   --    Organization Certificate, as amended, issued by the State of
                    New York Banking Department to transact business as a Trust
                    Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

      T-1.2   --    Included in Exhibit T-1.1.

      T-1.3   --    Included in Exhibit T-1.1.

16.   List of Exhibits
      (cont'd)

      T-1.4   --    The By-Laws of United States Trust Company of New York, as
                    amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                    33-97056).

      T-1.6   --    The consent of the trustee required by Section 321(b) of the
                    Trust Indenture Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990.

      T-1.7   --    A copy of the latest report of condition of the trustee
                    pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of November 17, 1997, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                                   ----------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 17th day of November 1997.

UNITED STATES TRUST COMPANY
   OF NEW YORK, Trustee



By: /s/ James E. Logan
    ----------------------------
    James E. Logan
    Vice President


JEL/pg

                                                                   Exhibit T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                                 114 West 47th Street
                                 New York, NY 10036

September 1, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,



UNITED STATES TRUST COMPANY
        OF NEW YORK



By:     /s/ Gerard F. Ganey
        Senior Vice President

                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                               SEPTEMBER 30, 1997
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                                               $  116,582

Short-Term Investments                                                   183,652

Securities, Available for Sale                                           691,965
Loans                                                                  1,669,611
Less: Allowance for Credit Losses                                         16,067
                                                                      ----------
   Net Loans                                                           1,653,544
Premises and Equipment                                                    61,796
Other Assets                                                             125,121
                                                                      ----------
   Total Assets                                                       $2,832,660
                                                                      ==========

LIABILITIES
Deposits:
   Non-Interest Bearing                                               $  541,619
   Interest Bearing                                                    1,617,028
                                                                      ----------
     Total Deposits                                                    2,158,647

Short-Term Credit Facilities                                             365,235
Accounts Payable and Accrued Liabilities                                 141,793
                                                                      ----------
   Total Liabilities                                                  $2,665,675
                                                                      ==========

STOCKHOLDER'S EQUITY
Common Stock                                                              14,995
Capital Surplus                                                           49,542
Retained Earnings                                                         99,601
Unrealized Gains (Losses) on Securities
   Available for Sale, Net of Taxes                                        2,847
                                                                      ----------
Total Stockholder's Equity                                               166,985
                                                                      ----------
  Total Liabilities and
  Stockholder's Equity                                                $2,832,660
                                                                      ==========

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

November 13, 1997